                                                                   EXHIBIT 10.25


LANDLORD:               NEW WORLD PARTNERS JOINT VENTURE, a
                        Florida general partnership
                        c/o Bush Real Estate Management, Inc.
                        8323 N.W. 12th Street, Suite 115
                        Miami, Florida 33126



TENANT:                 ROSS WHITE ENTERPRISES, d/b/a National
                        Computer Distributors, Inc., a
                        Florida corporation
                        Attn:  Thomas Ross



DATE OF EXECUTION:      September 12, 1994
                        ------------------


                    LEASE-INDUSTRIAL COMMERCIAL

                                 LEASE SUMMARY


    The following is a summary of basic lease provisions with respect to the Lease. It is an integral part of the Lease, and terms defined or dollar amounts specified in this Summary shall have the meanings or amounts as stated, unless expanded upon in the text of the Lease and its Exhibits, which are attached to and made a part of this Summary.

1.  Date of Lease Execution:                  9-12-94
                                        -----------------------------

2.  "Landlord":                         New World Partners Joint Venture, a
                                          Florida general partnership

3.  Landlord's Address:                 c/o Bush Real Estate Management, Inc.
                                        8323 N.W. 12th Street, Suite 115
                                        Miami, Florida 33126
                                        Attention:  Property Manager

4.  "Tenant":                           Ross White Enterprises, d/b/a National
                                          Computer Distributors, a Florida corporation
                                        Attn:  Dennis Fairchild

5.  Tenant's Address:                   6100 Hollywood Boulevard
                                        Hollywood, Florida 33024

6.  Premises (Section 1.1):             As shown on Exhibit "A"

7.  Building No.:                       Building No. 4

8.  Gross Rentable Area of
    Premises (Section 1.1):             Approximately 31,975 rentable square feet

9.  Tenant's Proportionate
    Share:                              36.93%

10. Permitted Use of
    Premises (Section 3.1):             Warehouse/distribution center for storage and
                                        distribution of computers and related
                                        merchandise and ancillary office use
                                        related to foregoing use.

11. Term of Lease (Section 1.1):        Five years and four months.
                                        "Commencement Date": Upon earlier of (i)
                                        issuance by Dade County of a Certificate
                                        of Occupancy or Temporary Certificate of
                                        Occupancy; (ii) Tenant taking possession
                                        with respect to Premises; or (iii) if
                                        ANF is selected as the contractor
                                        (pursuant to Exhibit "D"), the date
                                        which is one and one-half (1 and 1/2)
                                        months from the date which the Landlord
                                        permits ANF      to commence and
                                        diligently pursue construction of
                                        "Tenant's Improvements" (as subsequently
                                        defined).  "Expiration Date": five years
                                        and four months from Commencement Date.


12. "Minimum Rent" (section 2.2):

LEASE YEAR (OR          ANNUAL MINIMUM RENT             MONTHLY PAYMENT
PORTION THEREOF)        RATE PER SQUARE FOOT       (NOT INCLUDING SALES TAX)
----------------------------------------------------------------------------

First four months               No Minimum Rent*
(Months 5-12)                   $7.00                   $18,652.08
(Months 13-24)                  $7.28                   $19,398.17
(Months 25-36)                  $7.57                   $20,170.90
(Months 37-48)                  $7.87                   $20,970.27
(Months 49-64)                  $8.19                   $21,822.94

16. Prepaid Rent:                               $39,728.93 (includes sales
                                                tax) (due upon execution of Lease;
                                                to be applied to Minimum Rent for
                                                months 5 and 6)

17. Security Deposit (Section 2.6):             $20,000 (due upon execution of Lease)

18. Cost Pass-Throughs Section 2.3):            Operating Costs

19. Base Year (Section 2.3):                    Calendar year 1995

20. Comprehensive General
    Liability Insurance (Section 6.1):          $1,000,000

21. No. of Parking Spaces:                      1.25 parking spaces shall be available on
                                                an unassigned basis for each one thousand
                                                (1000) square feet of Gross Rentable Area
                                                (excluding unoccupied space) in the
                                                building in which the Premises is located.

22. Broker(s) (Section 13.12):                  Codina Klein Realty, Inc.; ANF Real Estate
                                                Group, Inc.

*Subject to right of Landlord to receive rent for a portion of this time period as set forth in Section 2.2.

     THIS LEASE (the "Lease"), dated the 12th day of September, 1994 is made between New World Partners Joint Venture, a Florida general partnership (the "Landlord"), and Ross White Enterprises, d/b/a National Computer Distributors, a Florida corporation (the "Tenant").

                   ARTICLE 1.  TERM AND CONSTRUCTION.

     1.1 Grant. Subject to the terms of this Agreement, and in consideration of the performance by the Tenant of its obligations under this Lease, the Landlord leases to the Tenant, and the Tenant leases from the Landlord, for the Term, the "Premises," which Premises are shown outlined on the floor plan attached hereto and made a part hereof as Exhibit "A". The Premises are to be located in that certain building to be constructed by the Landlord in Beacon Centre (the "Building"), located in Dade County, Florida, as more particularly described in Exhibit "B," attached hereto and made a part hereof.

     1.2   Term.

           1.2.1 The "Term" of this Lease is the period from the Commencement Date, through and including the Expiration Date. The Commencement Date shall be deemed the earlier of the date upon which (a) the Landlord obtains a Certificate of Occupancy; or (b) the Tenant takes possession of the Premises; or (c) if ANF is selected as the Contractor (pursuant to Exhibit "D"), the date which is one and one-half (1 and 1/2) months from the date which Landlord permits ANF to commence and diligently pursue construction of "Tenant Improvements" (as subsequently defined). Subject to the provisions of Section 1.2.4, if no default has occurred on the part of the Tenant under this Lease, then Landlord agrees to reimburse the Tenant for any "Holdover Penalty" (subsequently defined) incurred by the Tenant, for, and attributable to, the period from November 1, 1994 until, and including, December 31, 1994; provided, however, that the Landlord shall not be required to reimburse the Tenant for any amount(s) singularly or in the aggregate in excess of $10,000 per month. For purposes of the Lease, "Holdover Penalty" means the penalty in excess of rent and other items payable by the Tenant under the Tenant's existing lease for the premises located at 3401C NW 72 Ave, Miami, FL 33122 (the "Existing Premises") as the result of the Tenant continuing to maintain possession of the Premises beyond the term or renewal term of such lease.

           1.2.2 Subject to the provisions of Sections 1.2.4 and 1.2.6, if no default has occurred on the part of the Tenant under this Lease, and if the Commencement Date does not occur on or before the date which is five (5) months from the Date of Lease Execution (the "Holdover Payment Date"), then, Landlord agrees to reimburse the Tenant for any Holdover Penalty incurred by the Tenant and attributable to the period commencing immediately after the Holdover Payment Date and continuing until, but not including, the Commencement Date.

           1.2.3 Subject to the provisions of Sections 1.2.4 and 1.2.6, if no default has occurred on the part of the Tenant under this Lease, and if the Commencement Date does not occur on or before the date which is eight (8) months from the Date of Lease Execution (the "Build-out Period"):

     (a) the Tenant may terminate this Lease by providing the Landlord with notice of such termination within fifteen (15) days of the expiration of such eight (8) month period, effective upon receipt by the Landlord of such notice of termination and the parties shall be relieved of all obligations set forth under this Lease, except for those obligations which survive the termination of this Lease; and

     (b) the Landlord agrees to reimburse the Tenant for any Holdover Penalty incurred by the Tenant within, and attributable to a period of no longer than, 90 consecutive days immediately after the expiration of the Build-out Period; provided, however, that the Landlord shall not be required to reimburse the Tenant for any amount(s) singularly or in the aggregate in excess of $10,000 per month.

Notwithstanding the foregoing provisions of Section 1.2.1, 1.2.2 and 1.2.3, if delivery of possession or obtaining of a Certificate of Occupancy is delayed due to: (a) any act or omission of the Tenant, then the Commencement Date shall be the date the Landlord would have delivered possession or obtained a Certificate of Occupancy, but for the Tenant's act or omission; or (b) any act of God, labor dispute, materials shortage, or other circumstance beyond the Landlord's reasonable control (collectively, "Force Majeure"), then the Holdover Payment Date and the Build-out Period shall be extended by an amount of time equal to the delay caused by such an event.

           1.2.4 Notwithstanding Sections 1.2.1 and 1.2.2 to the contrary, at any time after the Holdover Payment Date, if Landlord reasonably believes that it will not be able, or has not been able, to Substantially Complete (subsequently defined) and deliver the Premises within the Build-out Period, then the Landlord may terminate this Lease by delivering notice to the Tenant of such termination ("Notice of Termination"). Upon delivery of the Notice of Termination, the Landlord shall thereupon reimburse the Tenant (promptly upon Tenant's demand and after the Tenant delivers proof of payment to Landlord) for any Holdover Penalty; provided, however, Landlord's liability shall not exceed $10,000 per month and shall be limited to a period not exceeding one hundred twenty (120) days from the date of the Notice of Termination.

           1.2.5 Landlord shall exercise reasonable efforts to give Tenant five days' prior notice of the proposed final inspection date for the Premises by Dade County in connection with the issuance of a Certificate of Occupancy, in order to provide Tenant with prior notice of a proposed Commencement Date.

           1.2.6 If the Tenant selects a contractor other than Codina Construction, Inc. to perform the work set forth in Exhibit C, the Landlord shall have no obligation to pay any amounts due to Tenant under Sections 1.2.2 through 1.2.4, inclusive, or otherwise, and the Tenant shall have no right to terminate this Lease by reason of the Landlord's failure to substantially complete the Premises by a particular date, notwithstanding any provision to the contrary.

     1.3 Construction. The Landlord shall have no construction or improvement obligations with respect to the Premises except as expressly set forth in Exhibit C to this Lease. The Tenant shall be conclusively deemed to have accepted the Premises upon taking of possession; provided, however, that the Tenant and Landlord may agree upon a "punch list" of minor items to be completed after the Commencement Date. Upon the expiration of fifteen (15) business days following the Commencement Date, the Premises shall be conclusively deemed to be accepted by the Tenant unless the Tenant shall have given the Landlord specific written notice of any contended defects in the Premises.

                            ARTICLE 2.  RENT.

     2.1 Covenant to Pay. The Minimum Rent and "Additional Rent" (subsequently defined) (Minimum Rent and Additional Rent are sometimes referred to as "Rent") shall be payable and shall begin to accrue on the date (the "Rent Commencement Date") which is four (4) months from the Commencement Date. The term "Additional Rent" means all other sums, charges and expenses of any kind (including, without limitation, reasonable attorneys' fees and costs), which are or may become due and payable to the Landlord under this Lease. The Tenant shall pay to the Landlord all sums due hereunder from time to time from the Rent Commencement Date without prior demand, together with all applicable Florida sales tax, use tax or other similar tax thereon; however, unless otherwise provided in this Lease, payments other than the Tenant's regular monthly payments of Minimum Rent and Operating Costs shall be payable by the Tenant to the Landlord within five (5) days following demand, but in no event later than the first day of the month after the month in which such Additional Rent shall accrue. All Rent or other charges that are required to be paid by the Tenant to the Landlord shall be payable at the Landlord's address indicated on the Lease Summary. Minimum Rent and Additional Rent for any "Lease Year" consisting of less than twelve (12) months shall be prorated on a per diem basis, based upon a period of 365 days. "Lease Year" means the twelve (12) full calendar months commencing on the Commencement Date. However, the final Lease

Year may contain less than twelve (12) months due to expiration or sooner termination of the Term. The Tenant agrees that its covenant to pay rent and all other sums under this Lease is an independent covenant and that all such amounts are payable without counterclaim, set-off, deduction, abatement, or reduction whatsoever, except as expressly provided for in this Lease.

     2.2 Minimum Rent. Minimum Rent for the period commencing on the Rent Commencement Date and ending two months thereafter (the "Prepaid Rent Period") shall be due and payable upon the execution and delivery of this Lease by the Tenant. Upon expiration of the Prepaid Rent Period, payments of Minimum Base Rent shall be due and payable in advance on the first day of each and every month thereafter, subject to adjustment as set forth in the Lease Summary; provided, however, if the Prepaid Rent Period expires on other than the last day of a calendar month, then, on or prior to the expiration of the Prepaid
Rent Period, the Tenant shall make a proportionate payment of Minimum Rent for the remainder of such calendar month. The parties acknowledge that no Rent shall be due or payable during the first four (4) months of the Lease Term, as set forth in item 12 of the Lease Summary; provided, however, on or before the Commencement Date, the Tenant shall pay to the Landlord as Rent for such period, an amount equal to any Holdover Penalty paid by the Landlord pursuant to
Section 1.2.1 for November and/or December 1994, which shall be in addition to any other amounts payable by the Tenant under this Lease.

     2.3 Operating Costs. The Tenant shall pay to the Landlord the Tenant's proportionate share of the amount by which the annual "Operating Costs" (subsequently defined), for each calendar year exceed the Operating Costs incurred during the Base Year specified in the Lease . Summary (i.e. 1995). Such excess is referred to for purposes of this Lease as the "Increased Operating Costs." The Tenant's obligation to pay its proportionate share of Increased Operating Costs shall commence as of the beginning of the first full calendar year following the Base Year. The amount of Increased Operating Costs payable to the Landlord may be estimated by the Landlord for such period as the Landlord determines from time to time (not to exceed twelve (12) months), and the Tenant agrees to pay to the Landlord the amounts so estimated in equal installments, in advance, on the first day of each month during such period. Notwithstanding the foregoing, when bills for all or any portion of Increased Operating Costs so estimated are actually received by the Landlord, the Landlord may bill the Tenant for the Tenant's proportionate share thereof, less any amount previously paid by the Tenant to the Landlord on account of such item(s) by way of estimated Increased Operating Costs payments.

           Within a reasonable period of time after the end of the period for which estimated payments have been made, the Landlord shall submit to the Tenant a statement from the Landlord setting forth the actual amounts payable by the Tenant based on actual costs. If the amount the Tenant has paid based on estimates is less than the amount due based on actual costs, the Tenant shall pay such deficiency within ten (10) days after submission of such statement. If the amount paid by the Tenant is greater than the amount actually due, the excess may be retained by the Landlord to be credited and applied by the Landlord to the next due installments of the Tenant's proportionate share of Increased Operating Costs, or as to the final Lease Year, provided the Tenant is not in default, the Landlord will refund such excess to the Tenant. The Tenant's proportionate share of actual Increased Operating Costs for the final estimate period of the Term of this Lease shall be due and payable even though it may not be finally calculated until after the expiration of the Term. Accordingly, the Landlord shall have the right to continue to hold the Tenant's security deposit following expiration of the Term until the Tenant's share of actual Increased Operating Costs has been paid.

           For purposes of this Lease, the Tenant's proportionate share shall be a fraction, the numerator of which shall be the gross rentable area of the Premises, and the denominator of which shall be the "Gross Rentable Area" (subsequently defined) of the Building. For purposes of this Lease, the term "Gross Leasable Area" means the amount of square feet constituting the actual floor space of the Premises, including mezzanine space, measured to the exterior faces of exterior walls and the center lines of any interior walls constituting the boundaries of the Premises. The term "Operating Costs" shall mean any amounts paid or payable whether by the Landlord or by others on behalf of the Landlord, arising out of the Landlord's maintenance, operation, repair, replacement (if such replacement increases operating efficiency) and administration of the Building and Common Areas, including, without limitation: (i) the cost of all real estate, personal property and other ad valorem taxes, and any other levies, charges, local improvement rates, and assessments whatsoever assessed or charged against the Building and Common Areas, the equipment and improvements therein contained, and including all costs associated with the appeal of any assessment on taxes; (ii) the cost of insurance which the Landlord is obligated or permitted to obtain under this Lease and any deductible amount applicable to any claim made by the Landlord under such insurance; (iii) the cost of security, (iv) the cost of landscaping, and (v) a reasonable management fee (which shall be the greater of four percent (4%) of Landlord's gross revenues under this Lease or such other fee as may be charged from time to time as a management fee by any comparable facility). Operating Costs shall not include real estate commissions payable to brokers in connection with Landlord's ordinary course of business. If the Building is not included in determining real property taxes for the year 1995, then, notwithstanding "(i)" of the preceding sentence, Tenant shall not be responsible for paying increases in real estate taxes until the calendar year after the Building is included for purposes of determining the amount of real estate taxes, and Tenant's liability for increases in real estate taxes shall be calculated based upon increases over the amount of real estate taxes for the first year in which the Building was included for purpose of determining real property tax assessments. For purposes of information only, as of the date of this Lease, the Landlord charges a management fee of four percent (4%) of the gross revenues received by the Landlord.

     2.4 Payment of Personal Property Taxes. The Tenant shall pay, when due, all taxes attributable to the personal property, trade fixtures, business, occupancy, or sales of the Tenant or any other occupant of the Premises and to the use of the Building by the Tenant or such other occupant.

     2.5 Rent Past Due. If any payment due from the Tenant shall not be paid when due, and within five (5) days of Landlord delivering notice to Tenant of such delinquency (provided, however, that Landlord shall not be required to provide such notice more than three (3) times during any calendar year), a late charge of five (5%) percent of the delinquent sum may be charged by the Landlord. Such late charge is not a penalty, but liquidated damages to defray administrative, collection, and related expense due to the Tenant's failure to make such Rent payment when due. If any payment due from the Tenant shall remain overdue for more than fifteen (15) days, an additional late charge in an amount equal to the lesser of the highest rate permitted by law or one and one-half (1.5%) percent per month (eighteen percent (18%) per annum) of the delinquent amount may be charged by the Landlord, such charge to be computed for the entire period for which the amount is overdue and which shall be in addition to and not in lieu of the five (5%) percent late charge or any other remedy available to the Landlord. Notwithstanding the provisions of this
Section 2.5, the Landlord does not intend to charge and the Tenant shall not pay interest or charges in the nature of interest which violate any applicable usury law. The provisions in this Section 2.5 for late charges are not, and shall not be deemed, a grace period, except as expressly stated above.

     2.6 Security Deposit. The Landlord acknowledges receipt of a security deposit in the amount specified on the Lease Summary to be held by the Landlord, as security for the performance by the Tenant of all of its obligations under this Lease. The Landlord shall be entitled to commingle the security deposit with the Landlord's other funds. If the Tenant defaults in any of its obligations under this Lease, the Landlord may at its option, but without prejudice to any other rights which the Landlord may have, apply all or part of the security deposit to compensate the Landlord for any loss, damage, or expense sustained by the Landlord as a result of such default. If all or any part of the security deposit is so applied, the Tenant shall restore the security deposit to its original amount on demand of the Landlord. Subject to the provisions of Section 2.3, within thirty (30) days following termination of this Lease, if the Tenant is not then in default, the security deposit, or applicable portion thereof, will be returned by the Landlord to the Tenant, together with interest thereon calculated on the basis of the passbook rate of interest of Barnett Banks of South Florida, N.A. (or such other bank as Landlord may select) during the Term of the Lease (as such rate may change from time to time during the Term of the Lease). If the Landlord transfers or assigns the Landlord's interest under this Lease, the Landlord shall transfer the security deposit to the transferee or assignee.

Landlord shall also cause the new landlord to acknowledge receipt of the deposit at the time of transfer. Upon such transfer, the Landlord shall be released by the Tenant from all liability for the return of the security deposit, and the Tenant shall look solely to the new landlord for the return of the security deposit. The preceding sentence shall apply to every transfer or assignment of the security deposit to a new landlord. The Tenant shall not transfer, assign, or encumber, or attempt to transfer, assign, or encumber the moneys deposited as security and the Landlord shall not be bound by any such actual or attempted transfer, assignment, or encumbrance.

     2.7 The Landlord's Lien. To secure the payment of all Rent and other sums of money due and to become due hereunder and the faithful performance of this Lease by the Tenant, the Tenant hereby give to the Landlord an express first and prior contract lien and security interest on all property now or hereafter acquired (including fixtures, equipment, chattels, and merchandise) which may be placed in the Premises and also upon all proceeds of any insurance which may accrue to the Tenant by reason of destruction of or damage to any such property. Such property shall not be removed therefrom without the written consent of the Landlord until all arrearages in rental and other sums of money then due to the Landlord hereunder shall first have been paid. All exemption laws are hereby waived in favor of said lien and security interest. This lien and security interest is given in addition to the Landlord's statutory lien and shall be cumulative thereto. The Landlord shall, in addition to all of its rights hereunder, also have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Florida. To the extent permitted by law, this Lease shall constitute, a security agreement under Article 9 of the Florida Uniform Commercial Code. Notwithstanding the foregoing, the Landlord agrees to subordinate its lien to a bona fide institutional lender providing acquisition financing or lease financing for the Tenant's furniture, fixtures, and equipment, so that the Landlord will have a second lien on such furniture, fixtures, and equipment. The Landlord further agrees to execute and deliver the subordination agreement attached to this Lease as Exhibit E.

                      ARTICLE 3.  USE OF PREMISES.

     3.1 Permitted Use. The Premises shall be used and occupied only for the use specified in the Lease Summary and no other use. Without limiting the application of the foregoing sentence, the Tenant shall not use the Premises, for other than warehouse for storage and distribution of computers and related merchandise and ancillary office needs, in any manner which creates excessive parking needs, or for the purpose of a telephone answering and order center. The Tenant shall carry on its business on the Premises in a reputable manner and shall not do, omit, permit, or suffer to be done or exist upon the Premises anything which shall result in a nuisance, hazard, or bring about a breach of any provision of this Lease or any applicable municipal or other governmental law or regulation. The Tenant shall observe all reasonable rules and regulations established by the Landlord from time to time for the Building.
The rules and regulations in effect as of the date hereof are attached to and made a part of this Lease as Exhibit "D." The names for the Building and the business park of which the Building is a part, which the Landlord may from time to time adopt, and every name or mark adopted by the Landlord in connection with the Building shall be used by the Tenant only in association with the business carried on in the Premises during the Term and the Tenant's use thereof shall be subject to such regulation as the Landlord may from time to time impose.

     3.2 Compliance with Laws. The Premises shall be used and occupied in a safe, careful, and proper manner so as not to contravene any present or future governmental or quasigovernmental laws, regulations, or orders, or the requirements of the Landlord's or the Tenant's insurers. If due to the Tenant's use of the Premises, repairs, improvements, or alterations are necessary to comply with any of the foregoing, the Tenant shall pay the entire cost thereof.

     3.3 Signs. Except with the prior written consent of the Landlord, the Tenant shall not erect, install, display, inscribe, paint, or affix any signs, lettering, or advertising medium upon or above any exterior portion of the Premises. Any exterior signage shall be installed by the Landlord, or any contractor approved by Landlord (such approval not to be unreasonably withheld) at the Tenant's expense, and such signage shall comply with the Landlord's sign criteria as adopted from time to time. The design and specification of such signage (including camera-ready artwork) shall be submitted for the Landlord's prior written approval.

     3.4 Environmental Provisions. The Tenant shall give written notice to the Landlord at least seven (7) days in advance of any production, generation, handling, storage, treatment, transportation, disposal, release, or removal of hazardous waste or hazardous substances from or on the Premises. The Tenant warrants and represents that it will not use or employ the Landlord's and/or the Building property, facilities, equipment, or services to handle, transport, store, treat, or dispose of any hazardous waste or hazardous substance, whether or not it was generated or produced on the Premises; and the Tenant further warrants and represents that any activity on or relating to the Premises shall be conducted in full compliance with all applicable laws. In addition, the Landlord reserves the right to cause the Premises to be periodically inspected by a reputable environmental consulting firm (upon two (2) business days' prior notice to the Tenant, except that in the case of an emergency no such notice shall be required); provided, however, such inspections shall not occur more than twice during any calendar year and Tenant's costs shall not exceed five hundred dollars ($500) per inspection, unless Landlord receives notice or has reason to believe, that any hazardous waste or substance may have been produced, generated, handled, stored, treated, disposed or released on, or removed from, the Premises during the term of this Lease. Except as limited in the preceding sentence, the cost of such inspections, as well as the cost to comply with such consultant's recommendations, shall be borne by the Tenant. The Tenant agrees to defend, indemnify, and hold harmless the Landlord against any and all claims, costs, expenses (including, without limitation, reasonable attorneys' fees and costs of any kind), damages, liability, and the like, which the Landlord may hereafter be liable for, suffer, incur, or pay arising under any applicable laws and resulting from or arising out of any breach of the warranties and representations contained in this Section 3.4, or out of any act, activity, or violation of any applicable laws on the part of the Tenant, its agents, employees, or assigns. The Tenant's liability under this Section
3.4 shall survive the expiration or any termination of this Lease. The Landlord shall provide the Tenant with a copy of the most recent environmental report in the Landlord's possession and pertaining to the Leased Premises and such other real property as may be referenced on such report. The Landlord shall take reasonable measures to assure that any environmental consultant utilized by the Landlord to inspect the Premises shall have adequate insurance coverage (as determined in the Landlord's reasonable judgment). The Landlord agrees to provide the Tenant with copies of any report rendered by such a consultant, except when such a report is obtained in connection with pending or anticipated litigation.

                      ARTICLE 4.  ACCESS AND ENTRY.

     4.1 Right of Examination. The Landlord shall be entitled, upon reasonable notice (but no notice shall be required in emergencies), between 8:00 a.m. and 6:00 p.m., Monday through Friday, to enter the Premises to examine them; to make such repairs, alterations, or improvements thereto as the Landlord considers necessary or reasonably desirable; to have access to underfloor facilities and access panels to mechanical shafts and to check, calibrate, adjust, and balance controls and other parts of the heating, air conditioning, ventilating, and climate control systems. The Landlord reserves to itself the right to install, maintain, use, and repair pipes, ducts, conduits, vents, wires, and other installations leading in, through, over, or under the Premises and for this purpose, the Landlord may take all material into and upon the Premises which is required therefor. The Tenant shall not unduly obstruct any pipes, conduits, or mechanical or other electrical equipment so as to prevent reasonable access thereto. The Landlord reserves the right to use all exterior walls and roof area. The Landlord shall exercise its rights under this Section, to the extent possible in the circumstances, in such a manner so as to minimize interference with the Tenant's use and enjoyment of the Premises.

     4.2 Right to Show Premises. The Landlord and its agents have the right to enter the Premises at all reasonable times during normal business hours and upon reasonable notice to show them to prospective purchasers, lenders, or anyone having a prospective interest in the Building, and during the last six months of the Term (or the last six (6) months of any renewal term if this Lease is renewed), to show them to prospective tenants in a manner which will not unreasonably interfere with Tenant's business.

           ARTICLE 5.  MAINTENANCE, REPAIRS, AND ALTERATIONS.

     5.1 Maintenance and Repairs by the Landlord. The Landlord covenants to keep the following in good repair: (i) the structure of the Building including exterior walls and roofs; and (ii) the entrances, sidewalks, corridors, parking areas and other facilities from time to time comprising the "Common Areas" (subsequently defined). The cost of such maintenance and repairs shall be included in Operating Costs. So long as the Landlord is acting in good faith, the Landlord shall not be responsible for any damages caused to the Tenant by reason of failure of any equipment or facilities serving the Building or delays in the performance of any work for which the Landlord is responsible pursuant to this Lease. Notwithstanding any other provisions of this Lease, if any part of the Building is damaged or destroyed or requires repair, replacement, or alteration as a result of the act or omission of the Tenant, its employees, agents, invitees, licensees, or contractors, the Landlord shall have the right to perform same and the cost of such repairs, replacement or alterations shall be paid by the Tenant to the Landlord upon demand. In addition, if, in any emergency, it shall become necessary to make promptly any repairs or replacements required to be made by the Tenant, the Landlord may re-enter the Premises and proceed forthwith to have the repairs or replacements made and pay the costs thereof. Upon demand, the Tenant shall reimburse the Landlord for the cost of making the repairs.

     5.2 Maintenance and Repairs by the Tenant. The Tenant shall, at its sole cost, repair and maintain the Premises including, but not limited to, base building mechanical and electrical systems, all to a standard consistent with a first class building, with the exception only of those repairs which are the obligation of the Landlord pursuant to this Lease. Without limiting the generality of the foregoing, the Tenant is specifically required to maintain and make repairs to (a) the portion of any pipes, lines, ducts, wires, or conduits contained within the Premises and serving the Premises; (b) windows, plate glass, doors, and any fixtures or appurtenances composed of glass; (c) the Tenant's sign; (d) any heating or air conditioning equipment serving the Premises ("HVAC") (which shall include, without limitation, a preventive maintenance HVAC service contract, which service contract shall be entered into between the Tenant and one of the Landlord's approved HVAC contractors; (Such service contract shall include, without limitation, preventive HVAC maintenance no less than quarterly.); (e) the Premises or the Building when repairs to the same are necessitated by any act or omission of the Tenant, or the failure of the Tenant to perform its obligations under this Lease; provided, however, Landlord shall make repairs to the items described in "(a)-(e)" above during the one (1) year period beginning with the Commencement Date, to the extent that such repairs are made necessary solely by virtue of the Landlord's improper installation of such items. All repair and maintenance performed by the Tenant in the Premises shall be performed by contractors or workmen designated or approved by the Landlord, such approval not to be unreasonably withheld by Landlord. At the expiration or earlier termination of the Term, the Tenant shall surrender the Premises to the Landlord in as good condition and repair as the Tenant is required to maintain the Premises throughout the Term. The Tenant shall also furnish, maintain, and replace a electric light bulbs, tubes, and tube casings located within or serving the Premises and the Tenant's signage, all at the Tenant's sole cost and expense.

      5.3 Approval of the Tenant's Alterations. No alterations (including without limitation, repairs, replacements, additions, or modifications to the Premises by the Tenant), other than minor or cosmetic alterations which are interior and nonstructural, shall be made to the Premises without the Landlord's written approval, which, as to exterior or structural alterations may be withheld in Landlord's sole and absolute discretion. Any alterations by the Tenant shall be performed at the sole cost of the Tenant, by contractors and workmen approved by the Landlord (which approval shall not be unreasonably withheld), in a good and workmanlike manner, and in accordance with all applicable laws and regulations. Tenant shall be permitted to make repairs to the Premises while Landlord is performing its work, provided that Landlord shall determine in its reasonable judgment that such repairs by Tenant shall not delay or interfere with Landlord's work, and subject to such reasonable terms and conditions as Landlord may impose.

     5.4 Removal of Improvements and Fixtures. All leasehold improvements (other than unattached, movable trade fixtures which can be removed without damage to the Premises) shall at the expiration or earlier termination of this Lease become the Landlord's property. The Tenant may, during the Term, in the usual course of its business, remove its trade fixtures, provided that the Tenant is not in default under this Lease; and the Tenant shall, at the expiration or earlier termination of the Term, at its sole cost, remove such of the leasehold improvements (except for improvements installed by Landlord prior to the commencement Date) and trade fixtures in the Premises as the Landlord shall require to be removed and restore the Premises to the condition existing prior to such removal. The Tenant shall at its own expense repair any damage caused to the Building by such removal. If the Tenant does not remove its trade fixtures at the expiration or earlier termination of the Term, the trade fixtures shall, at the option of the Landlord, become the property of the Landlord and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable without any accounting to the Tenant.

     5.5 Liens. The Tenant shall promptly pay for all materials supplied and work done in respect of the Premises so as to ensure that no lien is recorded against any portion of the Building or against the Landlord's or the Tenant's interest therein. If a lien is so recorded, the Tenant shall discharge it promptly by payment or bonding. If any such lien against the Building or Landlord's interest therein is recorded and not discharged by the Tenant as above required within fifteen (15) days following recording, the Landlord shall have the right to remove such lien by bonding or payment and the cost thereof shall be paid immediately from the Tenant to Landlord. The Landlord and the Tenant expressly agree and acknowledge that no interest of Landlord in the Premises or the Building shall be subject to any lien for improvements made by the Tenant in or for the Premises, and the Landlord shall not be liable for any lien for any improvements made by the Tenant, such liability being expressly prohibited by the terms of this Lease. In accordance with applicable laws of the State of Florida, the Landlord has filed in the public records of Dade County, Florida, a public notice containing a true and correct copy of this paragraph, and the Tenant hereby agrees to inform all contractors and materialmen performing work in or for or supplying materials to the Premises of the existence of said notice.

     5.6 Utilities. The Tenant shall pay to the Landlord, or as the Landlord directs, all gas, water, and other utility charges applicable to the Premises as separately metered or, if not so metered, as part of the Tenant's proportionate share of Increased Operating Costs. Landlord shall separately meter the Premises for electricity and the Tenant shall be solely responsible for paying all charges. The Tenant shall engage its own janitorial and garbage removal services and shall pay the cost of janitorial and garbage removal services for the Premises and the cost of heating, ventilating, and air conditioning the Premises.

                 ARTICLE 6.  INSURANCE AND INDEMNITY.

     6.1 The Tenant's Insurance. The Tenant shall, throughout the Term (and any other period when the Tenant is in possession of the Premises), maintain at its sole cost the following insurance:

           6.1.1 All risks property insurance, naming the Tenant and the Landlord as insured parties, containing a waiver of subrogation rights which the Tenant's insurers may have against the Landlord and against those for whom the Landlord is in law responsible including, without limitation, its directors, officers, agents, and employees, and (except with respect to the Tenant's chattels) incorporating a standard New York mortgagee endorsement (without contribution). Such insurance shall insure property of every kind owned by the Tenant in an amount not less than the full replacement cost thereof (new), with such cost to be adjusted no less than annually.

           6.1.2 Commercial general liability insurance. Such policy shall contain inclusive limits per occurrence of not less than the amount specified in the Lease Summary; provide for cross liability; and include the Landlord and any mortgagee of the Landlord as additional insureds.

           6.1.3 Worker's compensation and employer's liability insurance in compliance with applicable legal requirements.

           6.1.4 Any other form of insurance which the Tenant or the Landlord, acting reasonably, requires from time to time in form, in amounts, and for risks against which a prudent tenant would insure.

           All policies referred to above shall: (a) be taken out with insurers licensed to do business in Florida and reasonably acceptable to the Landlord;
(b) be in a form reasonably satisfactory to the Landlord; (c) be non-contributing with, and shall apply only as primary and not as excess to any other insurance available to the Landlord or any mortgagee of the Landlord; (d) contain an undertaking by the insurers to notify the Landlord by certified mail not less than thirty (30) days prior to any material change, cancellation, or termination; and (e) with respect to Subsection 6.2.2, contain replacement cost, demolition cost, and increased cost of construction endorsements. Certificates of insurance on the Landlord's standard form or, if required by a mortgagee, copies of such insurance policies certified by an authorized officer of the Tenant's insurer as being complete and current, shall be delivered to the Landlord promptly upon request. If the Tenant fails to take out or to keep in force any insurance referred to in this Section 6.1, or should any such insurance not be approved by either the Landlord or any mortgagee, then the Landlord shall have the right, without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be paid by the Tenant to the Landlord without prejudice to any other rights or remedies of the Landlord under this Lease.
The Tenant shall not keep or use on the Premises any article which may be prohibited by any fire or casualty insurance policy in force from time to time covering the Premises or the Building.

     6.2 Loss or Damage. The Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at, or relating to the Building or damage to property of the Tenant or of others located on the Premises or elsewhere in the Building, nor shall it be responsible for any loss of or damage to any property of the Tenant or others from any cause, unless such death, injury, loss, or damage results from the gross negligence or willful misconduct of the Landlord. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, falling ceiling tile, falling fixtures, steam, gas, electricity, water, rain, flood, or leaks from any part of the Premises or from the pipes, sprinklers, appliances, plumbing works, roof, windows, or subsurface of any floor or ceiling of the building or from the street or any other place or by dampness, or by any other cause whatsoever. The Tenant agrees to indemnify the Landlord and hold it harmless from and against any and all loss (including loss of Minimum Rent and Additional Rent payable in respect to the Premises), claims, actions, damages, liability, and expense of any kind whatsoever (including reasonable attorneys' fees and costs of any kind), UNLESS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LANDLORD OR ITS AGENTS, arising from any occurrence in, upon, or at the Premises, or the occupancy, use, or improvement by the Tenant or its agents or invitees of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant, its agents, employees, and invitees or by anyone permitted to be on the Premises by the Tenant.

     6.3 The Landlord's Insurance. To the extent reasonably available, the Landlord shall, throughout the Term carry: (i) "all risks" insurance on the Building and the machinery and equipment contained therein or servicing the Building and owned by the Landlord (excluding any property with respect to which the Tenant and other tenants are obliged to insure pursuant to Section
6.1 or similar sections of their respective leases); (ii) public liability and property damage insurance with respect to the Landlord's operations in the Building; and (iii) such other forms of insurance as the Landlord or its mortgagee reasonably considers advisable, all in such amounts and with such deductibles as the Landlord in its sole and absolute discretion deems advisable.

                     ARTICLE 7.  DAMAGE AND DESTRUCTION.

     7.1 Damage to Premises. If the Premises are partially destroyed due to fire or other casualty, the Landlord shall diligently repair the Premises, to the extent of its obligations under section 5.1, and Minimum Rent shall abate proportionately to the portion of the Premises, if any, rendered untenantable from the date of destruction or damage until the Landlord's repairs have been substantially completed. If the Premises are totally destroyed due to fire or other casualty, the Landlord shall diligently repair the Premises to the extent only of its obligations pursuant to section 5.1, and Minimum Rent shall abate entirely from the date of destruction or damage to such date which is the earlier of (i) the date tenantable, or (ii) thirty (30) days after Landlord's repairs have been substantially completed. Upon being notified by the Landlord that the Landlord's repairs have been substantially completed, the Tenant shall diligently perform all other work required to fully restore the Premises for use in the Tenant's business, in every case at the Tenant's cost and without any contribution to such cost by the Landlord, whether or not the Landlord has at any time made any contribution to the cost of supply, installation, or construction of leasehold improvements in the Premises. Tenant agrees that during any period of reconstruction or repair of the Premises, it will continue the operation of its business within the Premises to the extent practicable.
If all or any part of the Premises shall be damaged by fire or other casualty and the fire or other casualty is caused by the fault of neglect of Tenant or Tenant's agents, guest, or invitees, rent and all other charges shall not abate.

     7.2 Termination for Damage. Notwithstanding section 7.1, if damage or destruction which has occurred to the Premises or the Building is such that in the reasonable opinion of the Landlord such reconstruction or repair cannot be completed (as evidenced by a Certificate of Occupancy) within one hundred eighty (180) days of the happening of the damage or destruction, the Landlord may, at its option, terminate this Lease on notice to the Tenant given within thirty (30) days after such damage or destruction and the Tenant shall deliver vacant possession of the Premises in accordance with the terms of this Lease as soon as possible, but in no event more than thirty (30) days after such notice; provided, however, during the last year of the Lease or any renewal period, the Landlord shall have the right to terminate this Lease in the event of any casualty to the Premises constituting more than thirty (30%) percent of the prior value thereof.


            ARTICLE 8.  ASSIGNMENT, SUBLEASES, AND TRANSFERS.

      8.1  Transfer by the Tenant.

           8.1.1 The Tenant shall not enter into, consent to, or permit any Transfer, as hereinafter defined, without the prior written consent of the Landlord in each instance, which consent may be granted or withheld in the Landlord's sole and reasonable discretion. For purposes of this Lease, "Transfer" means an assignment of this Lease in whole or in part; a sublease of all or any part of the Premises; any transaction whereby the rights of the Tenant under this Lease or to the Premises are transferred to another; any mortgage or encumbrance of this Lease or the Premises or any part thereof or other arrangement under which either this Lease or the Premises become security for any indebtedness or other obligations (all whether by operation of law or otherwise); and if the Tenant is a corporation or a partnership, the transfer of a controlling interest in the stock of the corporation or partnership interests, as applicable. Any transfer done without the Landlord's prior written consent (unless such consent is not required under the terms of this Lease) shall, at the Landlord's election be void.


           8.1.2 Notwithstanding the foregoing, Tenant may assign this Lease or sublease the Premises (in whole, but not in part) to a "Controlled Entity" (subsequently defined) which is engaged exclusively in the same business as Tenant, provided that (a) Tenant provides Landlord with ten days' prior written notice of such assignment or sublease, (b) Tenant acknowledges, in form and substance reasonably satisfactory to Landlord, that it remains jointly and severally liable for all obligations of Tenant under this Lease, and (c) Tenant provides or causes to be provided all such documents and information as Landlord may reasonably request, including, without limitation, a written assumption by such assignee or sublessee of all obligations under this Lease. For purposes of this Section 8.1.2 Controlled Entity means any corporation, partnership, trust or other entity, in which all of the voting and equity securities are owned and controlled by (a) Ross White Enterprises, Inc. or (b) the shareholders owning and controlling a majority of the equity and voting securities of Ross White Enterprises, Inc.

           8.1.3 If there is a permitted Transfer (or any other Transfer), the Landlord may collect rent or other payments from the transferee and apply the net amount collected to the rent or other payments required to be paid pursuant to this Lease but no acceptance by the Landlord of any payments by a transferee shall be deemed a waiver of any provisions hereof regarding the Tenant. Notwithstanding any Transfer, the Tenant shall not be released from any of its obligations under this Lease. The Landlord's consent to any Transfer shall be subject to the further condition that if the Minimum Rent and Additional Rent pursuant to such Transfer exceeds the Minimum Rent and Additional Rent payable under this Lease, one-half of the amount of such excess (after deduction of the Tenant's reasonable legal fees, reasonable brokerage fees and other reasonable costs of Tenant in connection with such Transfer) shall be paid to the Landlord, upon receipt by Tenant. If, pursuant to a Transfer, the Tenant receives from the transferee, either directly or indirectly, any consideration other than Minimum Rent and Additional Rent for such Transfer, either in the form of cash, goods, or services, the Tenant shall, upon receipt thereof, similarly pay to the Landlord an amount equivalent to one-half of such consideration (after deducting Tenant's reasonable legal fees, reasonable brokerage fees and other reasonable costs).

     8.2 Notice of Proposed Transfer. If the Tenant shall at any time or times during the term of this Lease desire to Transfer or assign this Lease or to sublease all or part of the Premises, the Tenant shall give written notice to the Landlord requesting the Landlord's prior written consent to the proposed transfer, assignment or sublease and shall submit a $1,000 nonrefundable processing fee. Such notice shall be accompanied by (a) a statement setting forth the name and address of the proposed assignee or subtenant, the nature of its business, and its proposed use of the Premises; (b) current financial information with respect to the proposed transferee, assignee or subtenant, including, without limitation, its most recent financial report and audited financial reports; (c) a true and complete copy of the executed transfer document, assignment or sublease, conditioned only upon approval of the Landlord; and (e) such other information as the Landlord may request in its sole and absolute discretion.

     8.3 Consideration with Respect to a Transfer. Without in any way obligating the Landlord to consent to any assignment, sublease or other Transfer, the Landlord's consent may be predicated, among other things, on the Landlord's evaluation of following criteria:

           8.3.1 the consistency of the proposed use, with the use permitted under this Lease;

           8.3.2 the nature of the proposed use in relation to tenants and owners, and proposed tenants and owners and development plans, of the Beacon Centre;

           8.3.3 the potential liability of any kind to Landlord with respect to the Transfer, the proposed transferee, assignee, or sublessee or the use contemplated by such transferee, assignee or sublessee;

           8.3.4 the use, storage, disposition or handling, or potential use, storage, disposition or handling, if any, of hazardous materials or waste;

           8.3.5 the assumption by the assignee or sublessee of all obligations under this Lease;

           8.3.6 the creditworthiness of the proposed assignee, sublessee, or transferee and affiliates thereof (which shall be in all respects at least equal to that of the assignor or transferor);

           8.3.7 the effect or potential effect of the proposed Transfer upon other tenants and owners, or potential tenants and owners of the Beacon Centre or of the Landlord's ability to sell or lease other space within the Beacon Centre; and

           8.3.8 the proposed sublease, assignment or Transfer or the use thereby does not violate any applicable law, regulation or order.

     8.4 Right of Landlord to Terminate. In addition to its other rights under this Lease, and without in any way limiting such rights, upon receipt of any notice of a Transfer, or upon any such Transfer without the Landlord's consent, the Landlord may terminate this Lease. The Landlord may exercise its right to terminate this Lease upon sixty (60) days prior written notice after receipt of the notice required by Section 8.2 or at any time after a Transfer which is made without such notice. The foregoing provisions of this Section
8.4 do not apply to any Transfer for which this Lease provides that no consent of the Landlord is necessary.

     8.5 Assignment by the Landlord. The Landlord shall have the unrestricted right to sell, lease, convey, or otherwise dispose of the Building or any part thereof and this Lease or any interest of the Landlord in this Lease. To the extent that the purchaser or assignee from the Landlord assumes the obligations of the Landlord under this Lease, the Landlord shall thereupon and without further agreement be released of all further liability under this Lease. If the Landlord sells its interest in the Premises, it shall deliver the security deposit to the purchaser and the Landlord will thereupon be released from any further liability with respect to the security deposit or its return to the Tenant and the purchaser shall become directly responsible to the Tenant.

                         ARTICLE 9.  DEFAULT.

     9.1 Defaults. A default by the Tenant shall be deemed to have occurred hereunder, if and whenever:

           9.1.1 any Minimum Rent, Additional Rent (including, without limitation, the Tenant's proportionate share of Increased Operating Costs) is not paid within ten (10) days of the Landlord delivering notice to Tenant of such default; provided, however, that the Landlord shall not be required to provide such notice more than three (3) times during any calendar year;

           9.1.2  a Transfer shall occur, except as permitted under this Lease;

           9.1.3 the Tenant has breached any of its obligations under this Lease (other than the payment of Rent) and the Tenant fails to remedy such breach within twenty (20) days (or such shorter period as may be provided in this Lease) after receiving notice of such breach (except that no notice shall be required in the case of a breach knowingly and intentionally committed by Tenant);

           9.1.4 the Tenant becomes bankrupt or insolvent, or generally fails to pay its obligations when due, or the Tenant takes the benefit of any reorganization or composition proceeding, makes an assignment for the benefit of creditors, takes the benefit of (as to itself) of any insolvency laws, or a petition in bankruptcy or insolvency proceeding is initiated against the Tenant or its property and the Tenant shall acquiesce in such proceedings or fail to obtain their dismissal within thirty (30) days of the filing thereof;

           9.1.5  the Premises shall be abandoned or deserted by the Tenant;

           9.1.6 any of the Landlord's policies of insurance with respect to the Building are cancelled or adversely changed as a result of the Tenant's use or occupancy of the Premises; or

           9.1.7 the business operated by the Tenant in the Premises shall be closed by governmental or court order for any reason.

     9.2 Remedies. In the event of any default hereunder by the Tenant, then without prejudice to any other rights which it has pursuant to this Lease or at law or in equity, the Landlord shall have the following rights and remedies, which are cumulative and not alternative:

           9.2.1 The Landlord may cancel this Lease by notice to the Tenant and retake possession of the Premises for the Landlord's account. The Tenant shall then quit and surrender the Premises to the Landlord. The Tenant's liability under all of the provisions of this Lease shall continue notwithstanding any expiration and surrender, or any re-entry, repossession, or disposition hereunder.

           9.2.2 The Landlord may enter the Premises as agent of the Tenant to take possession of any property of the Tenant on the Premises to store such property at the expense and risk of the Tenant or to sell or otherwise dispose of such property in such manner as the Landlord may see fit without notice to the Tenant. Re-entry and removal may be effectuated by summary dispossession proceedings, by any suitable action or proceeding, or otherwise. The Landlord shall not be liable in any way in connection with its actions pursuant to this section, to the extent that its actions are in accordance with law.

           9.2.3 If this Lease is cancelled under Subsection 9.2.1 above, the Tenant shall remain liable (in addition to accrued liabilities) to the extent legally permissible for all Rent and all of the charges the Tenant would have been required to pay until the date this Lease would have expired had such cancellation not occurred. The Tenant's liability for Rent shall continue notwithstanding re-entry or repossession of the Premises by the Landlord. In addition to the foregoing, the Tenant shall pay to Landlord all reasonable attorneys fees and costs of any kind with respect to any successful lawsuit or action instituted by the Landlord to enforce the provisions of this Lease or in connection with any default by the Tenant hereunder.

           9.2.4 The Landlord may relet all or any part of the Premises for all or any part of the unexpired portion of the Term of this Lease or for any longer period, and may accept any rent then attainable; grant any concessions of Rent, and agree to paint or make any special repairs, alterations, and decorations for any new Tenant as it may deem advisable in its sole and absolute discretion. The Landlord shall be under no obligation to relet or to attempt to relet the Premises.

           9.2.5 If this Lease is canceled in accordance with Subsection 9.2.1 above, and if the Landlord so elects, the Rent hereunder shall be accelerated and the Tenant shall pay the Landlord damages in the amount of any and all sums which would have been due for the remainder of the Term.

           9.2.6 The Landlord may remedy or attempt to remedy any default of the Tenant under this Lease for the account of the Tenant and to enter upon the Premises for such purposes. No notice of the Landlord's intention to perform such covenants need be given the Tenant unless expressly required by this Lease. The Landlord shall not be liable to the Tenant for any loss or damage caused by acts of the Landlord in remedying or attempting to remedy such default and the Tenant shall pay to the Landlord all expenses of any kind (including, without limitation, reasonable attorneys' fees and costs of any kind) incurred by the Landlord in connection with remedying or attempting to remedy such default. Any expenses incurred by the Landlord shall accrue interest from the date of payment by the Landlord until repaired by the Tenant at the highest rate permitted by law.

     9.3 Costs. The Tenant shall pay to the Landlord on demand all costs of any kind incurred by the Landlord, including, without limitation reasonable attorneys' fees and costs of any kind, incurred by the Landlord in enforcing any of the obligations of the Tenant under this Lease or in connection with any default by Tenant under this Lease. In addition, upon any default by the Tenant, the Tenant shall be also liable to the Landlord for the expenses to which the Landlord may be put in re-entering the Premises; repossessing the Premises; painting, altering, or dividing the Premises; combining the Premises with an adjacent space for any new tenant; putting the Premises in proper repair; protecting and preserving the Premises by placing watchmen and caretakers therein; reletting the Premises (including reasonable attorneys' fees and disbursements, marshall's fees, and brokerage fees, in so doing); and any other expenses reasonably incurred by the Landlord.

     9.4 Additional Remedies; Waiver. The rights and remedies of the Landlord set forth herein shall be in addition to any other right and remedy now and hereinafter provided by law. All rights and remedies shall be cumulative and non-exclusive of each other. No delay or omission by the Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiescence to, a default.

     9.5 Default by the Landlord. In the event of any default by the Landlord, except as expressly provided otherwise in this Lease, Tenant's non-exclusive remedy shall be an action for damages, but prior to any such action the Tenant will give the Landlord written notice specifying such default with particularity, and the Landlord shall have a period of thirty (30) days following the date of such notice in which to commence the appropriate cure of such default. Notwithstanding the foregoing sentence, the Tenant shall not be entitled to the remedy of specific performance or any other equitable remedy. Unless and until the Landlord fails to commence and diligently pursue the appropriate cure of such default after such notice or complete same within a reasonable period of time, the Tenant shall not have any remedy or cause of action by reason thereof. If the Landlord, or any successor or assign, fails to perform any covenant, term or condition of this Lease upon the Landlord's part to be performed and as a consequence of such default the Tenant recovers a money judgment against the Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Demised Premises as the same may then be encumbered and neither the Landlord nor, if the Landlord be a partnership, any of the partners comprising the Landlord, will be liable for any deficiency. It is understood that in no event shall the Tenant have the right to levy execution against any property of the Landlord other than its interest in the Premises as hereinbefore expressly provided. In the event of the sale or other transfer of the Landlord's right, title and interest in the Premises, the Landlord will be released thereby from all liability and obligations under this Lease.

           ARTICLE 10.  ESTOPPEL CERTIFICATE; SUBORDINATION.

     10.1 Estoppel Certificate. Within ten (10) days after written request by the Landlord, the Tenant shall deliver in a form supplied by the Landlord, an estoppel certificate to the Landlord as to the status of this Lease, including whether this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and identifying the modification agreements); the amount of Minimum Rent and Additional Rent then being paid and the dates to which same have been paid; whether or not there is any existing or alleged default by either party with respect to which a notice of default has been served, or any facts exist which, with the passing of time or giving of notice, would constitute a default, and if there is any such default or facts, specifying the nature and extent thereof; and any other matters pertaining to this Lease as to which the Landlord shall request such certificate. The Landlord, and any prospective purchaser, lender, or ground lessor shall have the right to rely on such certificate.

     10.2 Subordination; Attornment. This Lease and all rights of the Tenant shall be subject and subordinate to any and all mortgages, security agreements, or like instruments resulting from any financing, refinancing, or collateral financing (including renewals or extensions thereof), and to any and all ground leases, made or arranged by the Landlord of its interests in all or any part of the Building), from time to time in existence against the Building, whether now existing or hereafter created. Such subordination shall not require any further instrument to evidence such subordination. However, on request, the Tenant shall further evidence its agreement to subordinate this Lease and its rights under this Lease to any and all documents and to all advances made under such documents. The form of such subordination shall be made as required by the Landlord, its lender, or ground lessor. The Tenant shall, if requested by such mortgagee, owner, or purchaser, or by any person succeeding to the interest of such mortgagee, owner, or purchaser, or by any person succeeding to the interest of such mortgagee, owner, or purchaser, as the result of the enforcement of the remedies provided by law or the applicable security instrument held by such mortgagee, owner, or purchaser, automatically become the tenant of any such mortgagee, owner, purchaser, or successor-in-interest, without any change in the terms or other provisions of this Lease; provided, however, that said mortgagee, owner, purchaser, or successor shall not be bound by (a) any payment of rent or additional rent for more than one month in advance, or (b) any security deposit or the like not actually received by such mortgagee, owner, or purchaser, or successor, or (c) any amendment or modification in this Lease made without the consent of such mortgagee, owner, purchaser, or successor thereto (to the extent that such mortgagee, owner, purchaser or successor-in-interest thereto had an interest of any kind in the Premises at the time of such amendment or modification), or (d) any construction obligation, free rent, or other concession or monetary allowance, or (e) any set-off, counterclaim, or the like otherwise available against the Landlord, or
(f) any act or omission of any prior landlord (including the Landlord). Upon request by said mortgagee, owner, or purchaser, or successor, the Tenant shall execute and deliver an instrument or instruments confirming its attornment. Notwithstanding the foregoing, any such subordination shall be conditioned upon the Landlord obtaining a nondisturbance agreement in favor of Tenant from all mortgagees having mortgages encumbering the Premises. Further, amendments and modifications referred to in "(c)" above shall be subject to reasonable negotiation by the Tenant and the Landlord's lenders and ground lessors, if any.

            ARTICLE 11.  CONTROL OF BUILDING BY THE LANDLORD.

     11.1 Use and Maintenance of Common Areas. The Tenant and those doing business with the Tenant for purposes associated with the Tenant's business on the Premises, shall have a non-exclusive license to use the Common Areas for their intended purposes during normal business hours in common with others entitled thereto and subject to any rules and regulations imposed by the Landlord. The Landlord shall keep the Common Areas in good repair and condition and shall clean the Common Areas when necessary. Subject to all of the terms, provisions, covenants, and conditions contained herein, the Tenant shall have the right to use its proportionate share of the number of parking spaces indicated in the Lease Summary in the parking lot which the Landlord shall provide for the use of tenants of the Building. The Landlord shall not be liable for any damage to automobiles of any nature whatsoever to, or any theft of, automobiles or other vehicles or the contents thereof, while in or about the parking lots. The Landlord shall not have any responsibility for the use of the parking lots by unauthorized individuals. The Tenant acknowledges that its non-exclusive right to use any parking facilities forming part of the Building may be subject to such rules and regulations as reasonably imposed by the Landlord from time to time. The Tenant acknowledges that all Common Areas shall at all times be under the exclusive control and management of the Landlord. For purposes of this Lease, "Common Areas" shall mean those areas, facilities, utilities, improvements, equipment, and installations of the Building which serve or are for the benefit of the tenants of more than one component of the Building and which are not designated or intended by the Landlord to be leased, from time to time, or which are provided or designated from time to time by the Landlord for the benefit or use of all tenants in the Building, their employees, customers, and invitees, in common with others entitled to the use or benefit of same.

     11.2 Alterations by the Landlord. The Landlord may (a) alter, add to, subtract from, construct improvements on, re-arrange, and construct additional facilities in, adjoining, or proximate to the Building; (b) relocate the facilities and improvements in or comprising the Building or erected on the land; (c) do such things on or in the Building as required to comply with any laws, by-laws, regulations, orders, or directives affecting the land or any part of the Building; and (d) do such other things on or in the Building as the Landlord, in the use of good business judgment determines to be advisable, provided that notwithstanding anything contained in this Section 11.2, access to the Premises shall be available at all times. The Landlord shall not be in breach of its covenants for quiet enjoyment or liable for any loss, costs, or damages, whether direct or indirect, incurred by the Tenant due to any of the foregoing.

     11.3 Covenants, Conditions, and Restrictions. The Tenant hereby acknowledges and agrees that the Building of which the Premises is a part, and the Tenant's occupancy thereof, is subject to Declarations of Covenants, Conditions, and Restrictions for Beacon Centre (the "Declarations"), which Declarations have been recorded among the Public Records of Dade County, Florida. Copies of the Declarations are located at the Landlord's management office and may be reviewed by the Tenant during the Landlord's normal business hours. The Tenant hereby acknowledges the existence of such Declarations and agrees to be bound by the terms thereof (and any amendments or modifications thereto). The Tenant hereby agrees to reimburse the Landlord, within fifteen (15) days after demand therefor, for the proportionate share of Common Expenses and Common Element Expenses attributable to the Premises (as described in the Declarations) to the extent that such amounts in any calendar year exceed the total amount of such items during the Base Year. It is the Landlord's intention not to double charge the Tenant for any expenses pursuant to Section 2.3 of this Lease and the Declaration(s). The expenses solely relating to the Building are intended to be charged pursuant to
Section 2.3 of this Lease. Those expenses that are incurred by the Landlord on a park-wide basis (including, without limitation, park-wide security and landscaping of the perimeter berm) are passed-through pursuant to the Declarations.

                       ARTICLE 12.  CONDEMNATION.

     12.1 Total or Partial Taking. If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purposes leased hereunder, shall be taken by any public authority under the power of eminent domain or sold to public authority under threat or in lieu of such taking, the Term shall cease as of the day possession or title shall be taken by such public authority, whichever is earlier ("Taking Date"), whereupon the Rent and all other charges shall be paid up to the Taking Date with a proportionate refund by the Landlord of any Rent and all other charges paid for a period subsequent to the Taking Date. If less than the whole of the Premises, or less than such portion thereof as will make the Premises unusable for the purposes leased hereunder, the Term shall cease only as to the part so taken as of the Taking Date, and the Tenant shall pay Rent and other charges up to the Taking Date, with appropriate credit by the Landlord (toward the next installment of Rent due from the Tenant) of any Rent or charges paid for a period subsequent to the Taking Date. Minimum Rent and other charges payable to the Landlord shall be reduced in proportion to the amount of the Premises taken.

     12.2 Taking for Temporary Use. If there is a taking of the Premises for temporary use, this Lease shall continue in full force and effect, and the Tenant shall continue to comply with the Tenant's obligations under this Lease, except to the extent compliance shall be rendered impossible or impracticable by reason of the taking. Minimum Rent and other charges payable to the Landlord shall be reduced in proportion to the amount of the Premises taken for the period of such temporary use.

     12.3 Award. All compensation awarded or paid upon a total or partial taking of the Premises or Building including the value of the leasehold estate created hereby shall belong to and be the property of the Landlord without any participation by the Tenant; the Tenant shall have no claim to any such award based on the Tenant's leasehold interest. However, nothing contained herein shall be construed to preclude the Tenant, at its cost, from independently prosecuting any claim directly against the condemning authority in such condemnation proceeding for damage to, or cost of removal of, stock, trade fixtures, furniture, and other personal property belonging to the Tenant; provided, however, that no such claim shall diminish or otherwise adversely affect the Landlord's award or the award of any mortgages.

                    ARTICLE 13.  GENERAL PROVISIONS

     13.1 Delay. Except as expressly provided in this Lease (including, without limitation, Section 1.2), whenever the Landlord is delayed in the fulfillment of any obligation under this Lease, by an unavoidable occurrence which is not the fault of the Landlord delayed in performing such obligation, then the time for fulfillment of such obligation shall be extended during the period in which such circumstances operate to delay the fulfillment of such obligation.

     13.2 Holding Over. If the Tenant remains in possession of the Premises after the end of the Term without having executed and delivered a new lease or an agreement extending the Term, there shall be no tacit renewal of this Lease or the Term, and the Tenant shall be deemed to be occupying the Premises as a Tenant from month to month at a monthly Minimum Rent payable in advance on the first day of each month equal to one hundred fifty percent (150%) of the monthly amount of Minimum Rent payable during the last month of the Term, and otherwise upon the same terms as are set forth in this Lease, so far as they are applicable to a monthly tenancy.

     13.3 Waiver: Partial Invalidity. If either the Landlord or the Tenant excuses or condones any default by the other of any obligation under this Lease, this shall not be a waiver of such obligation in respect of any continuing or subsequent default and no such waiver shall be implied. All of the provisions of this Lease are to be construed as covenants even though not expressed as such. If any such provision is held or rendered illegal or unenforceable it shall be considered separate and severable from this Lease and the remaining provisions of this Lease shall remain in force and bind the parties as though the illegal or unenforceable provision had never been included in this Lease.

     13.4 Recording. Neither the Tenant nor anyone claiming under the Tenant shall record this Lease or any memorandum hereof in any public records without the prior written consent of the Landlord.

     13.5 Notices. Any notice, consent, or other instrument required or permitted to be given under this Lease shall be in writing and shall be delivered by certified mail, return receipt requested, or overnight express mail courier, postage prepaid, addressed (i) if to the Landlord, at the address set forth on the Lease Summary; and (ii) if to the Tenant, at the Premises or, prior to the Tenant's occupancy of the Premises, at the address set forth on the Lease Summary. Any such notice or other instruments shall be deemed to have been given and received on the day upon which personal delivery is made or, if mailed, then forty-eight (48) hours following the date of mailing. Either party may give notice to the other of any change of address and after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices. If postal service is interrupted or substantially delayed, all notices or other instruments shall be delivered in person or by overnight express mail courier.

     13.6 Successors: Joint and Several Liability. The rights and liabilities created by this Lease extend to and bind the successors and assigns of the Landlord and the heirs, executors, administrators, and permitted successors and assigns of the Tenant. No rights, however, shall inure to the benefit of any transferee unless such Transfer complies with the provisions of
Article 8. If there is at any time more than one Tenant or more than one person constituting the Tenant, their covenants shall be considered to be joint and several and shall apply to each and every one of them.

     13.7 Captions and Section Numbers. The captions, section numbers, article numbers, and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way affect the substance of this Lease.

     13.8 Extended Meanings. The words "hereof," "hereto," "hereunder," and similar expressions used in this Lease related to the whole of this Lease and not only to the provisions in which such expressions appear. This Lease shall be read with all changes in number and gender as may be appropriate or required by the context. Any reference to the Tenant includes, when the context allows, the employees, agents, invites, and licensees of the Tenant and all others over whom the Tenant might reasonably be expected to exercise control. This Lease has been fully reviewed and negotiated by each party and their counsel and shall not be more strictly construed against either party.

     13.9 Entire Agreement; Governing Law; Time. This Lease and the Exhibits and Riders, if any, attached hereto are incorporated herein and set forth the entire agreement between the Landlord and the Tenant concerning the Premises and there are no other agreements or understandings between them. This Lease and its Exhibits and Riders may not be modified except by agreement in writing executed by the Landlord and the Tenant. This Lease shall be construed in accordance with and governed by the laws of the State of Florida, without application of conflict of laws principles. Time is of the essence of this Lease.

     13.10 No Partnership. Nothing in this Lease creates any relationship between the parties other than that of lessor and lessee and nothing in this Lease constitutes the Landlord a partner of the Tenant or a joint venture or member of a common enterprise with the Tenant.

     13.11 Quiet Enjoyment. If the Tenant pays Rent and other charges when due and otherwise fully observes and performs all of its obligations under this Lease, the Tenant shall be entitled to peaceful and quiet enjoyment of the Premises for the Term without interruption or interference by the Landlord or any person claiming through the Landlord.

     13.12 Brokerage. The Landlord and the Tenant each represent and warrant one to the other that except as set forth in the Lease Summary (i.e. Codina Klein Realty, Inc. and ANF Real Estate Group, Inc.), neither of them has employed any broker in connection with the negotiations of the terms of this Lease or the execution thereof. The Landlord and the Tenant hereby agree to indemnify and to hold each other harmless against any loss, expense, or liability with respect to any claims for commissions or brokerage fees arising from or out of any breach of the foregoing representation and warranty. The Landlord recognizes the broker(s) specified in the Lease Summary as the sole broker(s) with whom the Landlord has dealt in this transaction and agrees to pay any commissions determined to be due said broker(s). The Tenant acknowledges that Bush Klein Realty, Inc. represents solely the Landlord with respect to this Lease.

     13.13 ACCORD AND SATISFACTION. No payment by the Tenant, or receipt by the Landlord of a lesser amount than the Rent required under this Lease will be deemed to be other than on account of the earliest stipulated Rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and the Landlord may accept such check or payment without prejudice to the Landlord's right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.

     13.14 TRIAL BY JURY. THE LANDLORD AND THE TENANT EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT IT OR THEY MANY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION OR CONTROVERSY BASED UPON THIS LEASE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY TRANSACTION, MATTER, COURSE OF CONDUCT, STATEMENTS OR ACTIONS OF ANY PARTY TO THIS LEASE. EACH OF THE PARTIES ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS LEASE.

     13.15 Counterparts. This Lease may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which collectively constitute one agreement, but in making proof of this Lease, it shall not be necessary to produce or account for more than one such counterpart.

     13.16 Execution by the Landlord. The submission of this Lease to the Tenant shall not constitute an offer by the Landlord, and until such time as this Lease is fully executed and delivered by the Landlord and the Tenant, this Lease may be withdrawn by the Landlord.

     13.17. NOTICE REQUIRED BY CHAPTER 88-285, LAWS OF FLORIDA.

     Chapter 88-285, Laws of Florida, requires the following notice to be provided with respect to the contract for sale and purchase of any building, or a rental agreement for any building:

     "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained form your county public health unit."

          EXECUTED as of the day and year first above written.


Witnesses:                     THE LANDLORD:

                               NEW WORLD PARTNERS JOINT VENTURE,
                               a Florida general partnership

                               By:  Codina/Tradewind, Ltd., a Florida
                                    limited partnership, as general partner

                                   By:  Codina West Dade Development Corp.,
                                        as general partner



/s/ Ana C. Lopez                       By :  /s/ Armando Codina
--------------------------                    -------------------------------
                                              Armando Codina, President
/s/ Barbara ???
--------------------------


                               THE TENANT:

                               ROSS WHITE ENTERPRISES, INC.  D/B/A National
                               Computer Distributors, a Florida corporation



/s/ Dennis L. Fairchild        By:  /s/ Thomas F. Ross          9-12-94
--------------------------          -----------------------------------------
                               Its:  Vice President
/s/ ???                              ----------------------------------------
--------------------------

                                 EXHIBIT "A"


                              Draft of Premises

                                 EXHIBIT "B"


                              LEGAL DESCRIPTION
                                BUILDING NO.4
       LEGAL DESCRIPTION PREPARED BY BERMELLO, AJAMIL & PARTNERS, INC.


A PARCEL OF LAND LYING IN SECTION 34, TOWNSHIP 53 SOUTH, RANGE 40 EAST, DADE COUNTY, FLORIDA AND BEING A PORTION OF BEACON CENTRE PHASE I FIRST ADDITION, ACCORDING TO THE PLAT BOOK THEREOF, AS RECORDED IN PLAT BOOK 141, PAGE 31 OF THE PUBLIC RECORDS OF DADE COUNTY, FLORIDA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS.

COMMENCE AT THE SOUTHEAST CORNER OF TRACT "AA" OF SAID BEACON CENTRE
PHASE I FIRST ADDITION; SAID POINT ALSO BEING THE NORTHEAST CORNER OF TRACT "F" OF BEACON CENTRE PHASE III, ACCORDING TO THE PLAT THEREOF, AS RECORDED ON PLAT BOOK 137, PAGE 19 OF THE PUBLIC RECORDS OF DADE COUNTY, FLORIDA; FROM THAT POINT PROCEED NO0(DEG.)1'27"W A DISTANCE OF 35.00 FEET, TO THE POINT OF BEGINNING.

FROM THE POINT OF BEGINNING, RUN N89(DEG.)58'15"E FOR 13.94 FEET TO THE EAST LINE OF SAID TRACT "AA"; THENCE RUN ALONG SAID LINE NO174'09"W FOR 583.12 FEET; THENCE DEPARTING SAID EAST LINE RUN S88(DEG.)45'51"W FOR 344.00 FEET TO THE WEST LINE OF SAID TRACT "AA"; THENCE RUN ALONG SAID WEST LINE SO174'09"E FOR
575.52 FEET AND THENCE DEPARTING SAID WEST LINE RUN N89(DEG.)58'15"E FOR 330.14 FEET, BACK TO THE POINT OF BEGINNING.

CONTAINING 4.57 ACRE, MORE OR LESS.

                                   EXHIBIT "C"

                              WORK LETTER AGREEMENT


THIS WORK LETTER AGREEMENT (the "Work Letter"), dated as of 9-12, 1994 is attached to and made part of that certain Lease by and between New World Partners Joint Venture Number One, a Florida general partnership (the "Landlord"), and Ross White Enterprises, Inc., a Florida corporation ( the "Tenant"). The terms, definitions and other provisions of the Lease are hereby incorporated into this Work Letter by reference as if set forth in full.

IN CONSIDERATION OF the execution of the Lease and the mutual covenants and conditions hereinafter set forth, Landlord and Tenant agree as follows:

         (a) Landlord will cause Substantial Completion, as hereinafter defined, of the tenant improvements (the "Tenant Improvements", which term shall not include the items set forth in is "(i)" - "(ix)" below) to the Premises, in accordance with plans and specifications for the Premises to be prepared by Landlord's architect (such plans and specifications and architect's fees shall be at Tenant's expense). The responsibility of the parties for payment of Tenant Improvements is set forth below. Landlord and Tenant shall work together in good faith to mutually approve such plans and specifications within fifteen (15) days after the date of the Lease. "Substantial Completion" shall mean that a certificate of occupancy has been obtained for the Premises and that the Tenant Improvements are sufficiently complete so as to allow Tenant to occupy the Premises for the use and purposes intended without unreasonable disturbance or interruption; provided that Landlord, its employees, agents, and contractors, shall be allowed to enter upon the Premises at any reasonable time(s) following Substantial Completion as necessary to complete any unfinished details pursuant to a punchlist to be prepared by Tenant and delivered to Landlord within thirty
(30) days following the date of Substantial Completion. The improvements to the warehouse portion of the Premises to be installed at Landlord's expense are as follows:

         (i) Tenant to tenant demising wall: Partition will consist of 3 5/8" metal stud with 1 layer 5/8" sheetrock each side.

         (ii) Ceilings: None (exposed joists and roofdeck in unpainted and unfinished condition).

         (iii)    Concrete floor: Existing finished and sealed concrete floor.

         (iv) Warehouse lighting fixtures: HID or equal light fixtures as required by code.

         (v) Standard electrical outlets: One (1) wall mounted electrical outlet with four (4) receptacles will be provided per 1,000 square feet of warehouse space, or per code.

         (vi)     Light switches: Wall mounted light switches as per code.

         (vii)    Telephone outlets: Four (4) telephone outlets.

         (viii) Exit lights: Lighted, wall mounted exit light signs per code requirements.

         (ix) Ventilation system: Building-standard exhaust fans with no less capacity than six air changes per hour.

Any and all costs and expenses with respect to any and all other improvements to the warehouse portion of the Premises, except as set forth in (i) - (ix) above, which are requested by Tenant to the warehouse portion of the Premises shall be borne by Tenant.

         (b) Within fifteen (15) days following receipt of the final approved plans and specifications for the Premises, Landlord shall have its contractor(s) prepare an estimated budget (the "Construction Budget") of the cost of the Tenant Improvements, and shall submit same to Tenant. ANF shall also be permitted to prepare a Construction Budget and at Tenant's election, serve as the contractor for the Tenant Improvements, subject to reasonable and ordinary criteria and qualifications established by Landlord. The Construction Budget shall be in reasonable detail and shall reflect a unit cost for all improvements which is reasonable in amount, given the then current market conditions pertinent to labor and material costs for such construction. The cost of the Tenant Improvements, as set forth in the construction Budget, shall also include the cost of all utilities, air conditioning, security, and other services provided during construction. The Construction Budget shall be used as a basis for calculating Tenant's Costs, as hereinafter defined, if any. Following final completion of the Tenant Improvements, Landlord shall provide Tenant with a statement of actual costs thereof, including the cost of any approved change orders. Landlord's general contractor shall be licensed and insured in the State of Florida and Dade County.

         (c) Upon Substantial Completion of the Premises, Tenant, at its expense, shall install its furniture, trade fixtures, and equipment so that Tenant can occupy the Premises for the use and purposes intended. Tenant may begin to install such items prior to Substantial Completion; provided, however, that no such pre-Substantial Completion installation shall in any way delay or interfere with Landlord's work pursuant to this Work Letter and Tenant shall arrange a meeting to coordinate with Landlord prior to any such pre-Substantial Completion installation.

         (d) Tenant shall be responsible for any delay (including associated costs) in Substantial Completion resulting from any of the following causes:

                  (i) Tenant's failure to timely approve (or submit to Landlord any proposed modifications or additions to) the plans and specifications, unless such failure is due to causes beyond Tenant's control; or

                  (ii) Tenant's failure to pay any portion of Tenant's Costs, as hereinafter defined, when due; or

                  (iii) Tenant's specification of special materials or finishes, or special installations, which special items cannot be delivered or completed within Landlord's construction schedule (subject to Landlord's obligation to give Tenant prior notice of same at the time of such specification); or

                  (iv) any change in the plans and specifications caused by Tenant once finally approved and accepted by Landlord, even though Landlord may approve such change (Landlord agrees to estimate the delay to be caused by a change order, provided Tenant expressly requests such estimate at the time it requests a change order); or

         If any delay caused by Tenant results in or contributes to a delay in Substantial Completion, then Substantial Completion shall be deemed to have occurred as of the date Landlord would have otherwise achieved Substantial Completion, but for Tenant's delay. Landlord will specify in writing to Tenant the Tenant delays(s) which resulted in or contributed to a delay in Substantial Completion.

         (e) Landlord will provide Tenant with an allowance (the "Tenant Improvement Allowance") as a credit against the cost of the improvements to the office portion of the Premises and as against the fees and costs incurred with respect to preparation of the plans and specifications for the entire Premises. The Tenant Improvement Allowance shall be equal to the lesser of (x) the actual cost of improvements to the office portion of the Premises and the fees and costs with respect to preparation of the plans and specifications, or (y)
Thirty Dollars
per square foot of the office portion of the Premises up to a maximum of four thousand seven hundred ninety-six (4,796) square feet of office space for the Premises (which equals a total of One Hundred Forty Three Thousand Eight Hundred Eighty-eight Dollars ($143,888)). To the extent that Landlord constructs any improvements to warehouse portion of the Premises in excess of those enumerated in section (a)(i)-(ix) and requested by the Tenant, above, and to the extent that total cost of the improvements to the office portion of the Premises and the reasonable fees and costs with respect to preparation of the plans and specifications exceeds the Tenant Improvement Allowance,

         Tenant shall pay the full amount of such excess ("Tenant's Costs") as follows:

                  (i) Prior to commencement of construction of the Tenant Improvements, Tenant shall pay Landlord an amount equal to one-third of the Tenant's Costs, as such amount is then determined by reference to the Construction Budget.

                  (ii) When fifty (50%) percent of the Tenant Improvements are complete in accordance with the plans and specifications (as verified in writing by Landlord's architect), Tenant shall pay Landlord an amount equal to the one-third of the Tenant's Costs, as such amount can then be reasonably determined by Landlord based on available information.

                  (iii) When Tenant Improvements are substantially complete in accordance with the plans and specifications (as verified in writing by the Landlord's architect), Tenant shall pay the Landlord an amount equal to the remaining unpaid balance of Tenant's Costs, as such amount can then be reasonably determined by the Landlord based upon available information.

         Notwithstanding the foregoing clauses "(i)-(iii)", Tenant may pay the first Fifty Thousand Dollars of Tenant's Costs in 60 equal monthly installments of principal in the amount of $833.34, plus interest on principal outstanding at the rate of twelve percent (12%) per annum, commencing on the Rent Commencement Date and continuing through the Expiration Date of the initial term; provided, however, all such principal amounts outstanding thereunder shall be due and payable in full on or before the earlier of (a) a default on the part of Tenant occuring under this Lease, or (b) the termination or expiration of this Lease. Such payments shall be made concurrently with payments of Minimum Rent under the Lease and shall be considered as Additional Rent due under the Lease. If Tenant elects to pay such portion of Tenant's Costs in installments as set forth in the two immediately preceeding sentences, all other sums owed with respect to Tenant's Costs shall be due and payable on or before the date upon which construction of Tenant Improvements is commenced.

         Tenant's Costs represent a reimbursement of monies expended by Landlord on Tenant's behalf. Payment when due shall be a condition to Landlord's continued performance under this Work Letter and this Lease. Any delay in construction of the Tenant Improvements or in Tenant taking occupancy of the Premises resulting from Tenant's failure to make any Tenant's Costs payments when due shall be Tenant's responsibility. Tenant's failure to pay any portion of Tenant's Costs when due shall constitute a default under the Lease (subject to any applicable notice requirements or grace periods), entitling Landlord to all of its remedies thereunder.

         (f) Tenant's Costs shall include, without limitation, any and all impact and connection fees payable to Dade County if the amount of square footage constituting the office portion of the Premises exceeds twenty-five (25%) percent of the rentable area of the Premises.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as of the day and first year above written

Witnesses:               LANDLORD:

                         New World Partners Joint Venture Number
                         One, a Florida general partnership

                         By: Codina/Tradewind, Ltd., a Florida limited partnership, as general partner

                              By:  Codina West Dade Development Corp., as
                                   general partner
/s/
---------------------

/s/                                By: /s/ Armando Codina
---------------------                  ---------------------------------
                                           Armando Codina
                                           President


                         TENANT:



/s/                      By:
---------------------       --------------------------------------
                         Its: Vice President
/s/                          -------------------------------------
---------------------

                                   EXHIBIT "D"

                              RULES AND REGULATIONS


1. Security. The may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using, or entering the same, or any equipment, furnishings, or contents thereof, and the Tenant shall comply with the the's reasonable requirements relative thereto.

2. Return of Keys. At the end of the Term, the Tenant shall promptly return to the Landlord all keys for the Building and Premises which are in the possession of the Tenant. In the event any Tenant fails to return keys, the may retain $50.00 of the Tenant's security deposit for locksmith work and administration.

3. Repair, Maintenance, Alterations, and Improvements. The Tenant shall carry out the Tenant's repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by the Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

4. Water Fixtures. The Tenant shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by the Tenant shall be paid for by the Tenant.

5. Personal Use of Premises. The Premises shall not be used or permitted to be used for residential, lodging, or sleeping purposes or for the storage of personal effects or property not required for business purposes.

6. Heavy Articles. The Tenant shall not place in or move about the Premises without the Landlord's prior written consent any safe or other heavy article which in the Landlord's reasonable opinion may damage the Building, and the Landlord may designate the location of any such heavy articles in the Premises.

7. Bicycles, Animals. The Tenant shall not bring any animals or birds into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by the Landlord such purposes.

8. Deliveries. The Tenant shall promptly pay or cause to be paid to the Landlord the cost of repairing any damage in the Building caused by any person making improper deliveries.

9. Solicitations. The Landlord reserves the right to restrict or prohibit canvassing, soliciting, or peddling in the Building.

10. Food and Beverages. Only persons approved from time to time by the Landlord may prepare foods or beverages in the Building, or use the Common Areas for any such purpose. Except with the Landlord's prior written consent and in accordance with arrangements approved by the Landlord, the Tenant shall not permit on the Premises the use of equipment for the preparation, sale, serving, or distribution of food or beverages; provided that vending machines for employee use shall be permitted.

11. Refuse. The Tenant shall place all refuse in proper receptacles provided by Tenant at its expense in the Premises or in receptacles (if any) provided by the Landlord for the Building, and shall keep sidewalks and driveways outside the Building, and lobbies, corridors, stairwells, ducts, and shafts of the Building, free of all refuse.

12. Obstructions. The Tenant shall not obstruct or replace anything in or on the sidewalks or driveways outside the Building or in the lobbies, corridors, stairwells, or other Common Areas, or use such locations for any purpose except access to and exit from the Premises without the Landlord's prior written consent. The Landlord may remove at the Tenant's expense any such obstruction or thing caused or placed by the Tenant (and unauthorized by the Landlord) without notice or obligation to the Tenant.

13. Proper Conduct. The Tenant shall not conduct itself in any manner which is inconsistent with the character of the Building as a first quality building or which will impair the comfort and convenience of other tenants in the Building.

14. Employees, Agents, and Invitees. In these Rules and Regulations, "Tenant" includes the employees, agents, invitees, and licensees of the Tenant and others permitted by the Tenant to use or occupy the Premises.

15. Parking. If the Landlord designates tenant parking areas for the Building, the Tenant shall park its vehicles and shall cause its employees and agents to park their vehicles only in such designated parking areas. The Tenant shall furnish the Landlord, upon request, with the current license numbers of all vehicles owned or used by the Tenant or its employees or agents and the Tenant thereafter shall notify the Landlord of any changes in such numbers within five
(5) days after the occurrence thereof. In the event of failure of the Tenant or its employees or agents to park their vehicles in such designated parking areas, the Tenant shall forthwith on demand pay to the Landlord the sum of Ten Dollars ($10.00) per day per each car so parked. The Landlord may itself or through any agent designated for such purpose, make, administer, and enforce additional rules and regulations regarding parking by tenants and by their employees or agents, including, without limitation, rules and regulations permitting the Landlord or such agent to move any vehicles improperly parked to the designated tenant or employee parking areas. No disables vehicle shall be left in the parking areas of the Building for more than 24 hours.

                           RECEIPT OF SIGNAGE CRITERIA


        Pursuant to that certain Lease entered into between the undersigned Tenant and New World Partners Joint Venture (the "Landlord"), the undersigned, by its execution below, hereby acknowledges receipt of the Landlord's signage criteria as such criteria exists on the date hereof.




                                      THE TENANT:

                                      ROSS WHITE ENTERPRISES, INC.
                                      --------------------------------------
                                      By:
                                         -----------------------------------
                                      Its: Vice President
                                          ----------------------------------

                                      Date: September 12, 1994
                                           ---------------------------------

                             RIDER NUMBER 1 TO LEASE



                            dated September 12, 1994

                  between New World Partners Joint Venture, as
                  Landlord, and Ross White Enterprises, Inc. a
                  Florida corporation, as Tenant


                               OPTION TO RENEW

         A. Landlord hereby grants Tenant the option to renew (the "Renewal Option") the initial Term (not to include, for purposes of this Rider only, any Renewal Term(s) , as hereinafter defined) for one (1) additional term(s) of sixty (60) months (the "Renewal Term"), commencing as of the date immediately following the expiration of the Term, such option to be subject to the covenants and conditions hereinafter set forth in this Rider.

         B. Tenant shall give Landlord written notice (the "Renewal Notice") of Tenant's election to exercise its Renewal Option not later than one hundred eighty (180) days prior to the expiration of the then-current term of the Lease; provided that Tenant's failure to give the Renewal Notice by said date, whether due to Tenant's oversight or failure to cure any existing defaults or otherwise, shall render the Renewal Option null and void.

         C. Tenant shall not be permitted to exercise any Renewal Option at any time during which Tenant is in default under the Lease, subject to applicable notice and grace periods (if any). If Tenant fails to cure any default under the Lease prior to the commencement of the Renewal Term, subject to applicable notice and grace periods, the Renewal Term shall be immediately cancelled, unless Landlord elects to waive such default, and Tenant shall forthwith deliver possession of the Premises to Landlord as of the expiration or earlier termination of the then-current term of the Lease.

         D. Tenant shall be deemed to have accepted the Premises in "as-is" condition as of the commencement of the Renewal Term, subject to any other repair and maintenance obligations of Landlord under the Lease, it being understood and agreed that Landlord shall have no additional obligations to renovate or remodel the Premises or any portion of the Building as a result Tenant's renewal of the Lease.

         E. The covenants and conditions of the Lease in force during the original Term, as the same may be modified from time to time, shall continue to be in effect during the Renewal Term(s), except as follows:

                  (1) The "Commencement Date" for the purposes of the Lease shall be the first day of the Renewal Term.

                  (2) The Minimum Rent for the Renewal Term(s) shall be an amount equal to the then Fair Market Value of the Premises. "Fair Market Rental Value" of the Premises shall be an amount determined by Landlord on the basis of the then-prevailing market rental rate for industrial space comparable to the Premises as reflected in one or more leases executed by Landlord with new tenants of comparable space in the Beacon Centre within the twelve-month period immediately preceding commencement of the Renewal Terms. If Landlord has not executed any lease with new tenants within said twelve-month period, the new prevailing market rental rate determination shall be based on new leases for premises comparible to the Premises herein, as executed within said twelve month period by owners of other industrial building properties located in west Dade County, Florida. However, in no event shall Minimum Rent for any year of the Renewal Term be less than the amount of Minimum Rent for the immediate prior year.

                  (3) Following expiration of the Renewal Term(s) as provided herein, Tenant shall have no further right to renew or extend the Lease.

         F. Tenant's option to renew the Lease shall not be transferable by Tenant, except in conjunction with a permissible Transfer in accordance with the applicable provisions of the Lease.

           ADDENDUM (this "Addendum") TO LEASE DATED October 26, 1994
              (the "Lease") BETWEEN NEW WORLD PARTNERS JOINT VENTURE
            (the "Landlord") AND ROSS WHITE ENTERPRISES, INC., D/B/A
              NATIONAL COMPUTER DISTRIBUTORS, INC. (the "Tenant")



1. The parties are entering into the Lease contemporaneously with the execution of this Addendum and desire to modify the terms of the Lease as set forth in this Addendum. Except as set forth in this Addendum, the Lease is and shall remain in full force and effect. References to the Lease contained in the Lease, or in any other instrument, shall be deemed to refer to the Lease as amended by this Addendum. All capitalized terms utilized in this Addendum and not defined in this Addendum shall have the respective meanings ascribed to such terms in the Lease.

2. Section 17 of the Lease Summary is amended to provide that in addition to the $20,000 security deposit called for in such Section 17, the Tenant shall also deposit with the Landlord an additional amount of $17,304.16 which shall in all cases be treated as a security deposit under Section 2.6 of the Lease; provided, however, if no default has occurred by the Tenant under the Lease, then, the Tenant's deposit shall be reduced to $20,000 and any excess returned to the Tenant, within ten (10) days of the Tenant delivering to Landlord a certificate from the president and chief financial officer of Tenant (in their individual and corporate capacities) stating that as of the end of the Tenant's last fiscal quarter, the Tenant had a "Tangible Net Worth" of not less than $6,250,000. For purposes of this Addendum, "Tangible Net Worth" means (a) the aggregate amount of all assets of the Tenant which should, in accordance with generally accepted accounting principles, be classified as assets, other than goodwill, patents, trademarks, copyrights, franchises, licenses and such other assets as are properly classified as "intangible assets"; less (b) the aggregate amount of all liabilities of any kind (including, without limitation, any subordinated debt or liabilities) of the Tenant.

The parties have executed this Addendum as of October 26, 1994.


WITNESSES:                         THE LANDLORD:

                                   NEW WORLD PARTNERS JOINT VENTURE, a Florida general partnership

                                        By: Codina/Tradewind, Ltd., a Florida
                                            limited partnership, as general
                                            partner

 /s/ Patricia H. Blusi                  By: /s/
-------------------------------            ------------------------------------
                                            Armando Codina, President
 /s/
-------------------------------

                                   THE TENANT:

                                   ROSS WHITE ENTERPRISES, d/b/a National
                                        Computer Distributors Inc. a
                                        Florida corporation

                                   By:  /s/
-------------------------------       --------------------------------------
                                      Its: Vice President
                                          ----------------------------------
-------------------------------

                       ASSIGNMENT AND ASSUMPTION OF LEASE

             KNOW ALL MEN BY THESE PRESENTS, that in consideration of the sum of Ten and No/100 ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NEW WORLD PARTNERS JOINT VENTURE, a Florida general partnership (the "Assignor"), does hereby assign, set over, and transfer to NEW WORLD PARTNERS JOINT VENTURE NUMBER THREE, a Florida general partnership (the "Assignee"), all of the Assignor's right, title, and interest in and to that certain Lease Agreement between Assignor, as Landlord, and Ross White Enterprises, d/b/a National Computer Distributors, a Florida corporation, as Tenant, dated September 12, 1994 (the "Lease").

             By its acceptance of this Assignment, Assignee does hereby assume and agree to perform all of the Landlord's obligations under the Lease, and shall indemnify and hold harmless the Assignor against any claims or damages which Assignor may sustain by reason of Assignee's acts occurring subsequent to the date of this Assignment. Assignor shall indemnify and hold Assignee harmless against any claims or damages which Assignee may sustain by reason of Assignor's acts occurring prior to the date of this Assignment.

             IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment and Assumption of Lease as of the 28 day of November, 1994.

WITNESSES:                       ASSIGNOR:

                                 NEW WORLD PARTNERS JOINT VENTURE, a
                                 Florida general partnership

                                 By: Codina/Tradewind, Ltd., a Florida limited
                                     partnership, as general partner

                                     By: Codina West Dade Development
                                         Corp., as general partner


/s/                                     By:   /s/
-----------------------------                -----------------------------
/s/
-----------------------------

                                 ASSIGNEE:

                                 NEW WORLD PARTNERS JOINT VENTURE NUMBER
                                 THREE, a Florida general partnership

                                 By:  Codina/Tradewind, Ltd., a Florida
                                      limited Partnership, as general
                                      partner

                                      BY:  Codina West Dade Development
                                           Corp., as general partner


/s/                                      By:  /s/
-----------------------------                -----------------------------
/s/
-----------------------------


By: